EXHIBIT 4.01
RIGHTS CERTIFICATE #: NUMBER OF RIGHTS THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED ___, 2008 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE ALTMAN GROUP, THE INFORMATION AGENT.Brooke CorporationIncorporated under the laws of the State of KansasNON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATEEvidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Brooke Corporation Subscription Price: $ per ShareTHE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON ___, 2008, UNLESS EXTENDED BY BROOKE CORPORATIONREGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Brooke Corporation, a Kansas corporation, at a subscription price of $ per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for use of Brooke Corporation. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock availablefor purchase in the Rights Offering are not purchased by other holders of Rightspursuant to the exercise of their Basic Subscription Privilege in full maysubscribe for a number of Excess Shares pursuant to the terms and conditions of theRights Offering, subject to proration, as described in the Prospectus (the“Over-Subscription Privilege”). The Rights represented by this SubscriptionRights Certificate may be exercised by completing Form 1 and any other appropriateforms on the reverse side hereof and by delivering the full payment of thesubscription price for each share of Common Stock in accordance with the“Instructions for Use of Brooke Corporation Subscription Rights Certificates” thataccompany this Subscription Rights Certificate.This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Brooke Corporation and the signatures of its duly authorized officers.Dated: President and Chief Executive Officer General Counsel and Secretary COUNTERSIGNED AND REGISTEREDAMERICAN STOCK TRANSFER & TRUST COMPANY,(New York New) TRANSFERAGENT AND REGISTRARBy: AUTHORISED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-subscription Privilege, please also complete line (b) and sign under Form 5 below.
(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for		shares x	$	= $

	(no. of new shares)		(subscription price)	(amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE
If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for		shares x	$	= $

	(no. of new shares)		(subscription price)	(amount enclosed)
Total Amount of Payment Enclosed = $
METHOD OF PAYMENT (CHECK ONE)

☐	Certified or Cashier’s draft drawn on a U.S. bank, or postal telegraphic or express money order payable to “American Stock Transfer & Trust Company, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 957-341-237.
FORM 2-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.
Signature(s)
IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 4-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:	(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.
FOR INSTRUCTIONS ON THE USE OF BROOKE CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE ALTMAN GROUP, THE INFORMATION AGENT, AT (866) 207-2239 AND BANKS AND BROKERS MAY CALL THE INFORMATION AGENT AT (201) 806-7300.